Assets Under Management

Exhibit 99.3

September 30, 2025

Investors turn to **MetLife Investment Management** for our client-centric approach and long-established expertise in Insurance Solutions, Fixed Income, Private Capital, Real Estate and Small to Mid-Cap Value Equities. We aim to meet a range of long-term investment objectives and risk-adjusted returns over time by building sustainable, tailored investment solutions. Our hallmark is approachable expertise - a commitment to being accountable and collaborative in helping clients realize their objectives.

Total Assets Under Management[1]

By Core Capability


$632.6B
50%
25%
17%
5%
3%

- Fixed Income
- Private Capital
- Real Estate
- Index Strategies
- Equities/Capital Markets[2]

Representative Capabilities

Private Capital

Corporate Private Credit
Infrastructure Debt
Private Asset Based Finance
Middle Market Private Capital
Residential Whole Loans
Single Family Rental Financing
Private Equity
Sustainable & Transition Finance

Real Estate

Core Debt & Equity
Core Plus Debt & Equity
Value-Add Opportunistic Debt & Equity
Agricultural Mortgage Loans

Index Strategies

Equities

Small-Cap Core
Small-Cap Value
Small to Mid-Cap Value

Insurance Solutions[3]

Customized Portfolio Solutions
Strategic & Tactical Asset Allocation
Portfolio Optimization
Portfolio Construction
Derivatives Solutions
ALM/Asset Modeling

Fixed Income

Bank Loans
Core
Core Insurance
Core Plus
Corporate
Emerging Market Debt
Global Fixed Income
High Yield
Long Duration
Liability Driven Investment Strategies
Multi-Sector
Municipals
Short & Intermediate Duration
Stable Value
Sustainable & Transition Finance

Institutional Client Assets Under Management[4] - $212.4 Billion

By Client Segment	$ in Billions
Insurance	$ 81.7
Pension	$ 64.4
Sub-Advisory	$ 39.2
Other[5]	$ 27.1

[1]As of September 30, 2025. At estimated fair value. Excludes $14.4 billion of General Account Assets Under Management that are not managed or advised by MetLife Investment Management and certain of its affiliates. See Explanatory Note.
[2]Capital Markets is not an actively marketed capability.
[3]Represents advisory services which are not reflected in Total Assets Under Management.
[4]As of September 30, 2025. At estimated fair value. Includes $14.9 billion, $11.3 billion and $186.2 billion of Separate Account AUM, Reinsurance AUM and Third-Party AUM, respectively. See Explanatory Note.
[5]Includes health service organizations, endowments, foundations, non-profits, family office, high net worth, fund of funds, sovereign wealth funds, supranationals and central authorities.

MetLife Investment Management

https://investments.metlife.com

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM") managed or advised by MetLife Investment Management, LLC and certain of its affiliates ("MIM"). MIM is MetLife, Inc.'s institutional asset management business. Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of MIM General Account AUM plus Institutional Client AUM (each, as defined below). MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM (as defined below) that MIM manages or advises. General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties (“net mortgage loans”) (including commercial (“net commercial mortgage loans”), agricultural (“net agricultural mortgage loans”) and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily net commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as net commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement. Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third parties and joint ventures, which are managed or advised by MIM and are generally included in MetLife, Inc.'s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended September 30, 2025, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. Neither MetLife, Inc.’s quarterly financial materials, nor any other information from the MetLife website, is a part of or incorporated by reference into this Total AUM Fact Sheet. Cautionary Statement on Forward-Looking Statements The forward-looking statements in this fact sheet, using words such as "aim," are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife's future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements. 10-27 4948020-[MIM, LLC (US)] © 2025 MetLife Investment Management